Exhibit 99.1

PRESS RELEASE

COMMUNITY BANCORP. DECLARES
QUARTERLY DIVIDEND
Derby, VT	For immediate release - 03/15/05

For more information, contact: Richard C. White at 802-334-7915

     The Board of Directors of Community Bancorp., the parent company of Community National Bank, has declared a cash dividend of $0.17 per share, payable May 1, 2005 to shareholders of record as of April 15, 2005.

     Community National Bank is an independent bank that has been serving its communities since 1851, with offices now located in Derby, Derby Line, Island Pond, Barton, Troy, Newport, St. Johnsbury, Montpelier and Barre.